SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2010

THOMAS PROPERTIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50854	20-0852352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 South Flower Street, Sixth Floor Los Angeles, California	90071
(Address of principal executive offices)	(zip code)

(Registrant’s telephone number, including area code)

213-613-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 24, 2010, Thomas Properties Group, L.P., a Maryland limited partnership (“TPG”) and majority-owned subsidiary of Thomas Properties Group, Inc. (the “Company”), and Brandywine Realty Trust, a Maryland real estate investment trust (“BDN”) entered into definitive Contribution Agreements (described below) for a transaction involving One Commerce Square (“OCS”) and Two Commerce Square (“TCS”) in Philadelphia, PA (collectively, the “Properties) . The following is a summary of the material terms of the Contribution Agreements and related transactions involving TPG and BDN and the Properties:

Parties. Commerce Square Partners-Philadelphia Plaza, L.P., a Delaware limited partnership (“CSPPP”) owns OCS. Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership (“PPPII”) owns TCS. CSPPP and PPPII are referred to as the “Partnerships”. Currently, TPG owns, indirectly, all of the equity interests in both CSPPP and PPPII. BDN has formed two separate subsidiaries (“Brandywine Commerce I LP, a Delaware limited partnership” and “Brandywine Commerce II LP, a Delaware limited partnership”) to invest in CSPPP and PPPII and to acquire and hold a 25% limited partnership interest in each such entity. Each of the subsidiaries will be owned 99.9% by Brandywine Operating Partnership, L.P. and .1% by an LLC wholly-owned by the Operating Partnership.

Documents. TPG and BDN have entered into two separate Contribution Agreements (collectively, the “Contribution Agreements”), one for One Commerce and one for Two Commerce. Under these Contribution Agreements, BDN has agreed to contribute a total of $25 million of preferred equity to CSPPP and PPPII in return for a 25% limited partnership interest in each of the two Partnerships, upon the satisfaction of the closing conditions, including the granting of any required consents from the lenders on One Commerce and Two Commerce. The parties are in the process of obtaining such lender consents as required. Each Contribution Agreement contains customary representations and warranties. Each agreement has exhibits including the form of amended and restated partnership agreement for the respective Partnership and a form of Master Agreement (One Commerce Square and Two Commerce Square) that will be entered into by the parties upon the satisfaction of the closing conditions. The closing of the transaction under each Contribution Agreement is conditioned upon the concurrent closing of the transaction under the other Contribution Agreement. The transaction is being entered into so that OCS and TCS can implement a Value Enhancement Plan for the Properties, as described below.

BDN Preferred Equity and Preferred Return. The BDN capital contribution will provide funds for tenant improvements, leasing commissions and capital expenditures for each of the Properties. BDN will make an initial contribution of $5 million (allocated equally between CSPPP and PPPII) upon execution of the amended and restated partnership agreements for each of the Partnerships. The remaining $20 million contribution will be made in installments as requested by TPG over the period from the closing date until December 31, 2012, provided that the full $25 million contribution must be made by December 31, 2012. BDN will have a capital account in each Partnership equal to its cash contributions and receive an annual cumulative preferred return in each Partnership of 9.25% on the balance in its capital account (“BDN Preferred Return”). If net cash flow in either Partnership is not sufficient to pay the BDN Preferred Return in any year, the unpaid BDN Preferred Return will cumulate and be added to the BDN Preferred Return payable to BDN in the following year or years.

TPG Equity and Preferred Return. TPG will have a stipulated capital account in each of the Partnerships: in the case of OCS, the stipulated equity of TPG is $30 million and in the case of TCS the stipulated equity of TPG is $45 million. TPG will receive an annual cumulative preferred return in each Partnership of 9.25% on the balance in its capital account (“TPG Preferred Return”); TPG has agreed to defer payment of the preferred return on its capital account for 36 months after the admission of BDN into the Partnerships, except that TPG will receive its TPG Preferred Return to the extent of any available net cash flow in 2010 after payment of the BDN Preferred Return for 2010 following the admission of BDN. If there is insufficient available net cash flow in either Partnership to pay the TPG Preferred Return in any year that it is payable, the unpaid TPG Preferred Return will cumulate and be added to the TPG Preferred Return payable to TPG in the following year or years as provided below.

Memorandum Accounts. TPG will receive a separate credit to a memorandum account equal to the amount of the current net assets in each Partnership as of the date of the closing. The current net assets in each Partnership are deemed to be assets of TPG held for its benefit by each Partnership. The current net assets include funds held by lenders in various reserve accounts under the mortgage loans. When these funds are released by the lenders and/or applied to Partnership obligations, BDN will contribute its 25% share of these amounts to the respective Partnerships. TPG is entitled to distributions from its memorandum account as funds are released from the lender reserves.

Refinancings; Bottom Dollar Contribution Agreements. The Partners will use commercially reasonable efforts on the refinancing of each mortgage loan on OCS and TCS to replace the amount of debt on each Property as of the date of the admission of BDN into each partnership at the same or better terms. The existing bottom dollar contribution agreements with respect to the mortgage loans on OCS and TCS will remain in effect throughout the terms of the existing loans and may be extended as provided in the Master Agreement.

Master Agreement. On the closing of the transactions, TPG and BDN will enter into the Master Agreement to (i) provide for the allocation of the BDN capital contributions between CSPPP and PPPII in accordance with the approved annual business plans for each Property, with a minimum of $10 million to be contributed to either Partnership and a maximum of $15 million to the other Partnership; (ii) set forth a process for developing a long term capital plan for each Property, including a schedule and budget for capital projects, including projects designed to enhance the value and rental rates of the Properties (“Value Enhancement Plan”), (iii) coordinate the exercise of the call rights, first refusal right, piggyback rights and sale rights between the two Partnerships so they are done concurrently, and (iv) provide for continued rights of the existing bottom dollar contributors (including James A. Thomas and his affiliates) under the existing bottom dollar contribution agreements to provide replacement bottom dollar contribution agreements in the same amount in connection with future mortgage loans on One Commerce and Two Commerce as long as TPG or its affiliates are still partners in the Partnerships.

Management. TPG will be the managing partner of each Partnership with authority and responsibility to carry out the day to day management of the business and assets and to implement the annual business plans for each Partnership. BDN’s affiliates will be limited partners with limited rights to approve certain major decisions, such as approval of the capital plan and Leasing Guidelines (subject to the right of TPG to modify such capital plan and Leasing Guidelines within parameters set forth in the amended and restated partnership agreements), refinancing of the Properties (subject to the agreement of the Partners to replace the debt at the same level as existed on the admission of BDN into the Partnerships on the same or better terms), admission of a new partner into each Partnership; or leases for more than 25,000 square feet in each building in any year that are not in compliance with the approved Leasing Guidelines for such year. All other decisions will be made by TPG. If TPG elects to sell the Properties, BDN will have a right of first refusal to purchase TPG’s partnership interests for the amount it would receive on a sale of the Properties to a third party or parties who has made an offer to purchase the Properties that is acceptable to TPG.

Fees. Each Partnership will pay an asset management fee equal to 1% of the gross revenues of the Properties, which fee will be paid in equal shares to BDN and TPG. The existing Property Management and Leasing Agreements between the Partnerships and TPG will extend for 10 years beyond the closing with BDN (subject to earlier termination by the owners if TPG is no longer the owner of a majority of the equity in either Partnership) and during the term of such Management and Leasing Agreements TPG will continue to receive its existing 3% Management Fee and leasing commissions provided for therein.

Additional Capital Calls. Any additional capital call by TPG will be contributed by both Partners, in proportion to their capital accounts, with remedies if either Partner elects not to contribute its share of the additional capital, including the right for the contributing Partner to contribute the non-contributing Partner’s share of the additional capital as a loan that can be converted into equity if the loan is not repaid. Any such additional capital contributions will be added to the Parties’ respective capital accounts and will be subject to the same 9.25% cumulative preferred returns.

Term. The Partnerships will each have a term of 10 years after the admission of BDN as a partner, which may be extended by mutual agreement of the Parties. At the end of the 10 year term of the Partnerships, unless the Partners have agreed to extend the term, either Partner can trigger a process to cause a sale of the Properties, with the other Partner having a first refusal right to purchase the interest of the Partner who triggers a sale; if the other Partner fails to exercise its first refusal right, the Partnerships would proceed with a sale of the Properties to a non-affiliated third party.

Distributions of Net Cash Flow. Net cash flow from the operation of the Properties available for distribution from each Partnership will be distributed as follows:

a.	First, to pay the BDN Preferred Return for that year and any BDN Preferred Return that cumulated and was not paid to BDN in a prior year;

b.	Next, to pay the TPG Preferred Return for that year (subject to the limitation on distribution of the TPG Preferred Return during the first 36 months) and any TPG Preferred Return that cumulated but was not paid to TPG in a prior year; and

c.	The balance, 75% to TPG and 25% to BDN (after the first 36 months).

Distributions of Capital Proceeds. Proceeds from a capital event, such as a sale or refinancing by each Partnership, will be distributed as follows:

a.	First, to pay BDN any cumulated but unpaid BDN Preferred Return as of the date of the capital event;

b.	Next, to repay to BDN the amount of its capital account;

c.	Next, to pay TPG any cumulated but unpaid TPG Preferred Return as of the date of the capital event;

d.	Next, to repay to TPG the amount of its capital account;

e.	Next, to BDN an amount required for BDN to realize an 11.5% annual look back IRR on its invested capital from the date of each investment until the date of the capital event;

f.	Next, to TPG an amount required for TPG to realize an 11.5% annual look back IRR on its capital account from the date of closing until the date of the capital event; and

g.	The balance, 75% to TPG and 25% to BDN.

Acquisition of TPG Interest. BDN will have the right, but not the obligation, to purchase all of TPG’s interest in both Partnerships (which will be structured as a redemption of TPG’s interest at TPG’s option) at any time between October 31, 2016 and April 30, 2017 (“Call Right”). TPG will not sell its interest in either Partnership to any third party prior to the outside date for the exercise of the Call Right unless BDN has consented to such transfer and the transferee is bound by the Call Right. If BDN exercises the Call Right, it will specify the value of the respective Property that it proposes to use as the basis for the purchase of TPG’s interests, which purchase price will be the amount that TPG would receive under the Net Capital Proceeds distribution provisions of each Partnership agreement upon a hypothetical liquidation of the Partnerships following a sale of the assets of the Partnerships, including the Properties, for the values specified by BDN. After receipt of BDN’s exercise of the Call Right and the notice of BDN’s determination of the value of the Properties, TPG must either (i) accept the BDN value as the basis for the calculation of the value for its interest in the Partnerships or (ii) elect to put its interests in both Partnerships on the market for sale to one or more third parties using a reputable investment banker or broker. If TPG elects to market its interests for sale, then TPG will solicit bids for its interests and determine if any such bid is acceptable to TPG (provided that any such acceptable bid must be a bona fide offer from a third party purchaser(s) unaffiliated with TPG (i) who has experience owning at least 500,000 square feet of office buildings in the United States and a net worth of at least $125 million or (ii) is a bank, pension fund or other institutional investor with at least $500 million in assets); if TPG determines that a bona fide third party bid developed through the marketing of its interests is acceptable, it will so notify BDN and BDN will have the right to acquire the TPG interest at the same price that was offered by the bona fide third party only if the third party bid is not more than 5% higher than the value that TPG would have received for its interest using the BDN determination of the value of the Properties. If BDN elects not to exercise such right of first refusal as to the TPG interest, then TPG will have the right, but not the obligation, to sell such interest to the third party whose bid was acceptable to TPG and if TPG so elects to sell its interest to such third party, the third party will have the right to become a partner in the Partnerships with the same rights as TPG; provided, however, that if TPG sells its interests to a third party(s), BDN will have the right to piggyback on such sale and include its interests in the Partnerships in such transaction. Such transfers will be subject to the receipt of any required lender consents; the parties will seek advance approval of such call right and first refusal right from the new lenders providing refinancing loans on each of OCS and TCS.

TPG will retain a small percentage interest in each Partnership following any sale of the balance of its interests under the foregoing procedures, with an allocation of the debt to TPG to the extent allowable and sufficient to avoid any distributions or deemed distributions from the Partnership causing recognition pursuant to the Internal Revenue Code of any taxable income by TPG; provided, however, BDN will have a secondary call right on the balance of the TPG interest in each Partnership, exercisable any time on or after the earlier of (i) October 31, 2021 or (ii) the expiration of the term of each Partnership. From and after the sale of its interest to BDN (other than the foregoing retained percentage interest), BDN will become the managing partner and have all of the approval rights previously held by TPG, and TPG will have certain limited approval rights until such time as BDN purchases the balance of the TPG interest. Such provisions will be subject to the receipt of any required lender consents.

Tax Elections. All tax elections will be made by TPG as the tax matters partner.

Transfer. Neither Partner will have the right to transfer any portion of its interest in either Partnership without the consent of the other Partner, except for transfers to wholly owned and controlled affiliates of the transferring Partner. Any such transfer will also be subject to compliance with the loan documents. In no event will any transfer cause the Partnerships to be responsible for a transfer tax on the Properties or cause a termination of the Partnerships for tax purposes prior to the 10th anniversary of the closing.

Annual Business Plans. The initial annual business plans for 2010 has been approved by BDN and TPG. Each year a new business plan will be submitted to the Partners, with BDN having the right to approve the capital expenditures in the annual plan and any revised Leasing Guidelines, in both cases subject to the parameters set forth above. The Value Enhancement Plan developed by TPG and approved by BDN will also be part of each annual business plan. TPG will have the right to develop and implement the annual operating budget for each Property without approval by BDN.

The foregoing summary description of the Contribution Agreements and related transactions between TPG and BDN with respect to the Properties is qualified in its entirety by reference to the respective Contribution Agreements related thereto, copies of which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on August 25, 2010 to announce the partnership to be formed between the Company and Brandywine Realty Trust to own Commerce Square described in Item 1.01 of this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit No.	Description

99.1 —	Press Release of Thomas Properties Group, Inc. dated August 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS PROPERTIES GROUP, INC.

/s/ Diana M. Laing
Diana M. Laing Chief Financial Officer

August 30, 2010

3